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                                     EX-23
                                 EXHIBIT 23.01




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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-88070) and related prospectus of Viragen, Inc. for the registration of 22,703,455 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1996 with respect to the consolidated financial statements of Viragen, Inc.
included in its Annual Report (Form 10-K/A-1) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Miami, Florida
June 18, 1997